Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Record Quarterly Earnings in First Quarter 2021; Delivers 115% Increase in Same Store Sales Compared to the First Quarter of 2020 and Raises Full Year Guidance
•Net sales for the first quarter of 2021 increased 119% compared to the first quarter of 2020 and increased 52% compared to the first quarter of 2019
•Driven by strong sales and gross margin rate expansion, the Company delivered first quarter 2021 earnings per diluted share of $3.41 and non-GAAP earnings per diluted share of $3.79; this compares to a net loss per share of $1.71 during the first quarter of 2020, a result of last year’s temporary store closures, and earnings per diluted share of $0.61 during the first quarter of 2019
•Company raises its full year 2021 earnings per diluted share guidance to $7.05 to 7.68 and raises its full year 2021 non-GAAP earnings per diluted share guidance to $8.00 to 8.70

PITTSBURGH, May 26, 2021 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the first quarter ended May 1, 2021.
First Quarter Results
Net sales for the first quarter of 2021 were $2.92 billion, an increase of 119% compared to the first quarter of 2020, or a 52% increase compared to the first quarter of 2019. The increase compared to last year's quarter was driven by a 115% increase in consolidated same store sales, which included an increase in eCommerce sales of 14%. eCommerce sales increased 110% in last year's first quarter and eCommerce penetration has grown from 13% of total net sales in the first quarter of 2019 to 20% for the first quarter of 2021. First quarter 2020 consolidated same store sales decreased 29.5%, driven by temporary store closures that started on March 18th, 2020 to help prevent the spread of COVID-19. First quarter 2019 consolidated same store sales were flat.
The Company reported consolidated net income for the first quarter ended May 1, 2021 of $361.8 million, or $3.41 per diluted share, compared to a consolidated net loss for the first quarter ended May 2, 2020 of $143.4 million, or $1.71 per diluted share. The Company incurred approximately $13 million of pre-tax incremental safety costs in response to COVID-19 during the 13 weeks ended May 1, 2021. During last year's quarter, the Company incurred approximately $62 million of pre-tax expenses in response to COVID-19. The Company reported consolidated net income for the first quarter ended May 4, 2019 of $57.5 million, or $0.61 per diluted share.
On a non-GAAP basis, the Company reported consolidated net income for the quarter ended May 1, 2021 of $367.2 million, or $3.79 per diluted share, which excluded non-cash amortization of the debt discount associated with the Company's convertible senior notes and included the share impact of the convertible note hedge purchased by the Company, which is antidilutive for GAAP purposes. For the quarter ended May 4, 2019, non-GAAP consolidated net income was $58.4 million, or $0.62 per diluted share. First quarter 2019 non-GAAP results exclude a non-cash asset impairment and the settlement of a litigation contingency. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."

"We are in a great lane right now, and 2021 will be our boldest and most transformational year in the Company’s history. We believe the future of retail is experiential, powered by technology and a world-class omni-channel operating model. Importantly, we are reimagining the athlete experience, both across our core business and through new concepts that we have been working on for the past several years, which will collectively propel our growth in the future," said Ed Stack, Executive Chairman and Chief Merchandising Officer.

“We are very pleased to deliver another exceptionally strong quarter, achieving record first quarter sales and our highest-ever quarterly earnings, both significantly exceeding our expectations. The strength of our diverse category portfolio, supply chain, technology capabilities and omni-channel execution helped us continue to capitalize on strong consumer demand across golf, outdoor activities, home fitness and active lifestyle. We also saw a resurgence in our team sports business as kids began to get back out on the field after a year in which many youth sports activities were delayed or cancelled," said Lauren Hobart, President and Chief Executive Officer. "Looking ahead, we remain very enthusiastic about our business and are pleased to increase our full year sales and earnings outlook."

Balance Sheet

The Company ended the first quarter of 2021 with approximately $1.86 billion in cash and cash equivalents and no outstanding borrowings under its $1.855 billion revolving credit facility. In April 2020, the Company issued $575 million aggregate principal amount of 3.25% convertible senior notes, which added over $500 million of net proceeds to its cash position.

Total inventory decreased 4.0% at the end of the first quarter of 2021 compared to the end of the first quarter of 2020.

Capital Allocation

On May 21, 2021, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.3625 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on June 25, 2021 to stockholders of record at the close of business on June 11, 2021.
During the first quarter of 2021, the Company repurchased 1.03 million shares of its common stock at an average price of $74.59 per share, for a total cost of $76.8 million. Approximately $954 million remains under an authorization that extends through June 2024.

For the 13 weeks ended May 1, 2021, capital expenditures totaled $71.1 million on a gross basis, or $57.2 million net of construction allowances provided by landlords. For the 13 weeks ended May 2, 2020, capital expenditures totaled $59.6 million on a gross basis, or $51.0 million net of construction allowances provided by landlords.

Full Year 2021 Outlook

The Company's Full Year Outlook for 2021 is presented below:

			2021 Outlook
			Low End	High End	Midpoint % Change
(in millions, except per share amounts)	2019	2020	2021 (E)		vs 2019	vs 2020
Net Sales	$8,751	$9,584	$10,515	$10,806	22%	11%
Consolidated same store sales	3.7%	9.9%	8.0%	11.0%

Income before income taxes	$408	$712	$990	$1,080	154%	45%
% of Net Sales	4.7%	7.4%	9.4%	10.0%
Income before income taxes - non-GAAP	$440	$733	$1,020	$1,110	142%	45%
% of Net Sales - non-GAAP	5.0%	7.6%	9.7%	10.3%

Earnings per diluted share	$3.34	$5.72	$7.05	$7.68	120%	29%
Earnings per diluted share - non-GAAP	$3.69	$6.12	$8.00	$8.70	126%	36%
Weighted average diluted shares	89	93	107	107
Weighted average diluted shares - non-GAAP	89	89	97	97

Gross capital expenditures	$217	$224	$370	$395
Net capital expenditures	$180	$167	$300	$325

•Due to the uneven nature of sales and earnings in 2020, the Company planned 2021 off of a 2019 baseline and for the same reason believes it is important to compare 2021 against both 2019 and 2020.
•The Company’s non-GAAP outlook for 2021 and its non-GAAP results for 2020 exclude amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that will be offset at settlement by shares delivered from the convertible note hedge purchased by the Company. Non-GAAP results for 2019 exclude hunt restructuring charges, a gain on the sale of subsidiaries, non-cash asset impairments and the favorable settlement of a litigation contingency.
•As a result of actions taken to support its teammates as well as impacts from its temporary store closures in 2020, the Company incurred approximately $175 million of pre-tax incremental teammate compensation and safety costs. For fiscal 2021, the Company incurred approximately $13 million of COVID-related safety costs in the first quarter and in light of the latest CDC guidance, expects such costs to decline significantly beginning in the second quarter.
•The Company expects to open six new DICK'S Sporting Goods stores and eight specialty concept stores in 2021, including the conversion of two former Field & Stream stores into Public Lands stores. The Company also expects to relocate 11 DICK'S Sporting Goods stores in 2021.
•The Company plans to repurchase a minimum of $200 million of its common shares in 2021.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include consolidated non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP income before income taxes, non-GAAP diluted shares outstanding, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management believes that excluding non-cash debt discount amortization from its convertible senior notes and including the share impact from the convertible note hedge is useful to investors because it provides a more complete view of the economics of the transaction. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Fiscal 2021 Consolidated Same Store Sales
Consolidated same store sales include stores that were temporarily closed during fiscal 2020 as a result of the COVID-19 pandemic. The method of calculating consolidated same store sales varies across the retail industry, including the treatment of temporary store closures as a result of COVID-19. Accordingly, our method of calculating this metric may not be the same as other retailers’ methods. For additional information on consolidated same store sales, please see our most recent Annual Report on Form 10-K for the fiscal year ended January 30, 2021, filed with the Securities and Exchange Commission on March 24, 2021.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2021 outlook for earnings and sales; capital expenditures; share repurchases and dividends; and anticipated store openings, relocations, and closures.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: the impact on our business, operations and financial results due to the duration and scope of the COVID-19 pandemic, including whether there are periods of increases in the number of COVID-19 cases in areas in which we operate, and the restrictions imposed by federal, state, and local governments in response to the pandemic; changes in consumer discretionary spending; the extent to which changes in consumer demand due to the COVID-19 pandemic will continue and whether new trends will emerge after the impact of the COVID-19 pandemic subsides; store closures and other impacts to our business resulting from civil disturbances; investments in omni-channel growth not producing the anticipated benefits within the expected time-frame or at all; risks relating to private brands and new retail concepts; investments in business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; the amount devoted to strategic investments and the timing and success of those investments; the impact of continuing to remove the hunt department from stores; inventory turn; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; the impact of a high rate of inflation on our business; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, or tariffs; limitations on the availability of attractive retail store sites; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; factors affecting vendors, including supply chain and currency risks; the loss of key personnel, including Edward W. Stack, Executive Chairman and Chief Merchandising Officer, or Lauren Hobart, President and Chief Executive Officer; developments with sports leagues, professional athletes or sports superstars, including disruptions and cancellations due to COVID-19; weather-related disruptions and seasonality of the Company's business; and risks associated with being a controlled company.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 24, 2021. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of May 1, 2021, the Company operated 730 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a combination of its dedicated teammates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, DICK’S also owns and operates Golf Galaxy and Field & Stream specialty stores, as well as GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming. DICK'S offers its products through a dynamic eCommerce platform that is integrated with its store network and provides athletes with the convenience and expertise of a 24-hour storefront. For more information, visit the Investor Relations page at dicks.com.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	May 1, 2021	% of Sales(3)	May 2, 2020	% of Sales(3)	May 4, 2019 (2)	% of Sales(3)

Net sales	$2,918,719	100.00%	$1,333,228	100.00%	$1,920,677	100.00%
Cost of goods sold, including occupancy and distribution costs (1)	1,830,092	62.70	1,113,900	83.55	1,356,868	70.65

GROSS PROFIT	1,088,627	37.30	219,328	16.45	563,809	29.35

Selling, general and administrative expenses	608,294	20.84	403,221	30.24	487,158	25.36
Pre-opening expenses	4,524	0.15	2,280	0.17	578	0.03

INCOME (LOSS) FROM OPERATIONS	475,809	16.30	(186,173)	(13.96)	76,073	3.96

Interest expense	13,381	0.46	8,045	0.60	3,081	0.16
Other (income) expense	(7,350)	(0.25)	13,522	1.01	(6,738)	(0.35)

INCOME (LOSS) BEFORE INCOME TAXES	469,778	16.10	(207,740)	(15.58)	79,730	4.15

Provision for (benefit from) income taxes	108,022	3.70	(64,318)	(4.82)	22,205	1.16

NET INCOME (LOSS)	$361,756	12.39%	$(143,422)	(10.76%)	$57,525	3.00%

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$4.27		$(1.71)		$0.62
Diluted	$3.41		$(1.71)		$0.61

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	84,750		83,734		92,887
Diluted	106,010		83,734		94,388

(1) Cost of goods sold includes: the cost of merchandise (inclusive of vendor allowances, inventory shrinkage and inventory write-downs for the lower of cost and net realizable value); freight; distribution; shipping; and store occupancy costs. The Company defines merchandise margin as net sales less the cost of merchandise sold.

(2) Due to the uneven nature of sales and earnings in 2020, the Company planned 2021 off of a 2019 baseline and for the same reason believes it is important to compare 2021 against both 2019 and 2020.

(3) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	May 1, 2021	May 2, 2020	January 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,858,737	$1,484,004	$1,658,067
Accounts receivable, net	67,145	100,895	53,149
Income taxes receivable	2,803	56,291	6,396
Inventories, net	2,012,054	2,096,964	1,953,568
Prepaid expenses and other current assets	100,586	102,249	88,470
Total current assets	4,041,325	3,840,403	3,759,650

Property and equipment, net	1,319,774	1,369,873	1,300,265
Operating lease assets	2,150,664	2,260,189	2,149,913
Intangible assets, net	89,119	93,676	90,051
Goodwill	245,857	245,857	245,857
Deferred income taxes	47,491	14,263	51,475
Other assets	172,350	128,289	155,648
TOTAL ASSETS	$8,066,580	$7,952,550	$7,752,859

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,239,503	$844,991	$1,258,093
Accrued expenses	499,071	317,026	518,134
Operating lease liabilities	468,318	505,678	472,670
Income taxes payable	141,868	2,062	40,997
Deferred revenue and other liabilities	238,751	217,223	260,304
Total current liabilities	2,587,511	1,886,980	2,550,198
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	1,429,000	—
Convertible senior notes due 2025	425,799	398,121	418,493
Long-term operating lease liabilities	2,253,883	2,428,133	2,259,308
Deferred income taxes	—	4,362	—
Other long-term liabilities	200,663	133,929	185,326
Total long-term liabilities	2,880,345	4,393,545	2,863,127
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	610	598	612
Class B common stock	237	243	237
Additional paid-in capital	1,448,892	1,364,568	1,442,298
Retained earnings	3,394,067	2,475,065	3,064,702
Accumulated other comprehensive income (loss)	15	(183)	(49)
Treasury stock, at cost	(2,245,097)	(2,168,266)	(2,168,266)
Total stockholders' equity	2,598,724	1,672,025	2,339,534
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,066,580	$7,952,550	$7,752,859

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	13 Weeks Ended
	May 1, 2021	May 2, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$361,756	$(143,422)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization, and other	78,366	86,081
Amortization of convertible notes discount and issuance costs	7,306	1,094
Non-cash lease costs	(27,276)	69,560
Deferred income taxes	3,984	(4,676)
Stock-based compensation	12,870	9,235
Changes in assets and liabilities:
Accounts receivable	(12,439)	(14,745)
Inventories	(58,486)	105,311
Prepaid expenses and other assets	(9,603)	(13,190)
Accounts payable	38,057	(167,707)
Accrued expenses	(44,310)	(90,047)
Income taxes payable / receivable	104,464	(58,922)
Construction allowances provided by landlords	13,902	8,638
Deferred revenue and other liabilities	(21,240)	(2,063)
Net cash provided by (used in) operating activities	447,351	(214,853)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(71,097)	(59,591)
Deposits and purchases of other assets	(2,338)	—
Net cash used in investing activities	(73,435)	(59,591)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	—	1,291,700
Revolving credit repayments	—	(86,800)
Proceeds from issuance of convertible notes	—	575,000
Payments for purchase of bond hedges	—	(161,057)
Proceeds from issuance of warrants	—	105,225
Transaction costs paid in connection with convertible notes issuance	—	(14,341)
Payments on other long-term debt and finance lease obligations	(220)	(199)
Proceeds from exercise of stock options	12,333	—
Minimum tax withholding requirements	(18,601)	(3,390)
Cash paid for treasury stock	(76,841)	—
Cash dividend paid to stockholders	(33,334)	(28,070)
(Decrease) increase in bank overdraft	(56,647)	11,109
Net cash (used in) provided by financing activities	(173,310)	1,689,177
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	64	(63)
NET INCREASE IN CASH AND CASH EQUIVALENTS	200,670	1,414,670
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,658,067	69,334
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,858,737	$1,484,004

Store Count and Square Footage

The stores that opened during the first quarter of 2021 are as follows:

Store	Market	Concept
Lewisville, TX	Dallas	DICK'S Sporting Goods
Summerlin, NV	Las Vegas	DICK'S Sporting Goods

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:
Store Count:

	Fiscal 2021			Fiscal 2020
	DICK'S Sporting Goods (1)	Specialty Concept Stores (2)	Total	DICK'S Sporting Goods	Specialty Concept Stores (2)	Total
Beginning stores	728	126	854	726	124	850
Q1 New stores	2	—	2	1	2	3
Closed stores	—	1	1	1	1	2
Ending stores	730	125	855	726	125	851

Relocated stores	3	—	3	3	1	4

Square Footage:
(in millions)

	DICK'S Sporting Goods (1)	Specialty Concept Stores	Total
Q1 2020	38.4	3.4	41.8
Q2 2020	38.4	3.5	41.9
Q3 2020	38.7	3.6	42.3
Q4 2020	38.5	3.5	42.0
Q1 2021	38.7	3.4	42.1

(1)Includes one new DICK'S House of Sport store which was a relocation of a former DICK'S Sporting Goods store.
(2)Includes the Company's Golf Galaxy and Field & Stream stores, as well as the Company's outlet stores, excluding temporary locations. In some markets the Company operates DICK'S Sporting Goods stores adjacent to its specialty concept stores on the same property with a pass-through for customers. The Company refers to this format as a "combo store" and includes combo store openings within both the DICK'S Sporting Goods and specialty concept store reconciliations, as applicable. As of May 1, 2021, the Company operated 29 combo stores.

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED
(in thousands, except per share amounts)

Non-GAAP Net Income and Earnings Per Share Reconciliations
(in thousands, except per share amounts)

	13 Weeks Ended May 1, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$475,809	$13,381	$469,778	$361,756	106,010	$3.41
% of Net Sales	16.30%	0.46%	16.10%	12.39%
Convertible senior notes (1)	—	(7,307)	7,307	5,407	(9,214)
Non-GAAP Basis	$475,809	$6,074	$477,085	$367,163	96,796	$3.79
% of Net Sales	16.30%	0.21%	16.35%	12.58%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that will be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.

	13 Weeks Ended May 4, 2019

	Selling, general and administrative expenses	Income before income taxes	Net income (3)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$487,158	$79,730	$57,525	94,388	$0.61
% of Net Sales	25.36%	4.15%	3.00%
Non-cash asset impairment (1)	(7,623)	7,623	5,641
Litigation contingency settlement (2)	6,411	(6,411)	(4,744)
Non-GAAP Basis	$485,946	$80,942	$58,422	94,388	$0.62
% of Net Sales	25.30%	4.21%	3.04%

(1)Non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value.
(2)Settlement of a previously accrued litigation contingency.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	52 Weeks Ended January 30, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$741,477	$48,812	$711,735	$530,251	92,639	$5.72
% of Net Sales	7.74%	0.51%	7.43%	5.53%
Convertible senior notes (1)	—	(21,581)	21,581	15,970	(3,460)
Non-GAAP Basis	$741,477	$27,231	$733,316	$546,221	89,179	$6.12
% of Net Sales	7.74%	0.28%	7.65%	5.70%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that will be offset at settlement by shares delivered from the convertible note hedge purchased by the Company. This amount includes $1.1 million of amortization recognized in the fiscal quarter ended May 2, 2020.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	52 Weeks Ended February 1, 2020
	Gross profit	Selling, general and administrative expenses	Income from operations	Gain on sale of subsidiaries	Income before income taxes	Net income (5)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$2,554,558	$2,173,677	$375,613	$(33,779)	$407,704	$297,462	89,066	$3.34
% of Net Sales	29.19%	24.84%	4.29%	(0.39)%	4.66%	3.40%
Hunt restructuring charges (1)	13,135	(44,588)	57,723	—	57,723	50,072
Gain on sale of subsidiaries (2)	—	—	—	33,779	(33,779)	(24,996)
Other asset impairments (3)	—	(15,253)	15,253	—	15,253	11,287
Litigation contingency settlement (4)	—	6,411	(6,411)	—	(6,411)	(4,744)
Non-GAAP Basis	$2,567,693	$2,120,247	$442,178	$—	$440,490	$329,081	89,066	$3.69
% of Net Sales	29.34%	24.23%	5.05%	—%	5.03%	3.76%

(1)Hunt restructuring charges of $57.7 million included $35.7 million of non-cash impairments of a trademark and store assets, a $13.1 million write-down of inventory and an $8.9 million charge related to our exit from eight Field & Stream stores in the third quarter, which were subleased to Sportsman’s Warehouse.
(2)Gain on sale of Blue Sombrero and Affinity Sports subsidiaries.
(3)Non-cash impairment charges to reduce the carrying value of a corporate aircraft to its fair market value, which was subsequently sold.
(4)Favorable settlement of a previously accrued litigation contingency.
(5)Except for the impairment of the trademark, the provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate. The trademark impairment charge of $28.3 million was not deductible for tax purposes.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	13 Weeks Ended
	May 1, 2021	May 2, 2020
Gross capital expenditures	$(71,097)	$(59,591)
Construction allowances provided by landlords	13,902	8,638
Net capital expenditures	$(57,195)	$(50,953)

Reconciliation of Non-GAAP Consolidated Net Income and Earnings Per Diluted Share Guidance
(in millions, except per share amounts)

	52 Weeks Ended January 29, 2022
	Low End				High End

	Income before income taxes	Net income (2)	Weighted average diluted shares	Earnings per diluted share	Income before income taxes	Net income (2)	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$990	$754	107	$7.05	$1,080	$822	107	$7.68
Convertible senior notes (1)	30	22	(10)		30	22	(10)
Non-GAAP Basis	$1,020	$776	97	$8.00	$1,110	$844	97	$8.70
% of Net Sales	9.7%	7.4%			10.3%	7.8%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that will be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.